BUILD-TO-SUIT LEASE AGREEMENT
                    [RadiSys Phase 2 Facility, Hillsboro, OR]


     THIS LEASE AGREEMENT is made this 21 day of March, 1997, between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord"), and RadiSys Corporation, an Oregon corporation ("Tenant").

     1. Basic Terms

Land:                   The land described in Exhibit A attached hereto.

Premises:               The office building ("Building") containing
                        approximately 45,655 rentable square feet and the paved areas, landscaping and other related improvements now or hereafter located on the Land.

Initial Improvements:   The Building and other improvements to be constructed by
                        Landlord pursuant to the Addendum to Lease.

Commencement Date:      As determined by the Addendum to Lease.

Base Rent:              Base annual rental, as determined by the Addendum to
                        Lease.

Courtyard Restoration
Amount:                 $50,000

Broker:                 Hume Myers Tenant Counsel and Forum Properties, Inc.
                        Landlord shall be responsible for payment of Brokers' commission.

Addenda: Addendum to Lease (relating to construction); Tenant's Right of First Offer; Non-disturbance, Attornment and Subordination Form; Landlord's Right of First Negotiation.


     2. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

     3. Lease Term

          (a) Initial Term. The term of this Lease ("Lease Term") shall begin on the Commencement Date and end on October 31, 2011.

          (b) Extension to Facilitate Transition. Tenant may extend the Lease Term by an additional period of up to 90 days following the Lease Term if Tenant desires to extend its occupancy of the Premises briefly to facilitate its transition to other space. Tenant must exercise this option, if at all, by giving Landlord written notice of such exercise not later than 1 year prior to the then scheduled expiration date of the Lease Term. Upon the
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giving of such notice, the term of this Lease shall be extended for the period of time set forth in the notice, up to 90 days, on the same terms and conditions as contained herein except that (i) there shall be no further right to extend the term of this Lease beyond such period set forth in the notice (the giving of such a notice is also a waiver of any right to give an extension notice under Paragraph 3(c) below), and (ii) Base Rent during the period covered by such notice shall be 125 percent of the Base Rent scheduled for the month immediately preceding the period covered by the notice from Tenant. Occupancy during an extension of the Lease Term pursuant to this Paragraph 3(b) is not hold-over occupancy of the type governed by Paragraph 24.

          (c) Extension Term. Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 10 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant must give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 12 months prior to the scheduled expiration date of the Lease Term. If Tenant does not send the Extension Notice within the period set forth above, Tenant's right to extend the Lease Term shall automatically terminate. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition. If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

          (i) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of: (1) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and (2) if RadiSys Corporation or an entity controlling, controlled by or under common control with RadiSys Corporation ("RadiSys Affiliate") is the Tenant at the commencement of the Extension Term with no present intention of assigning the Lease, 95 percent of the Fair Market Rent, as defined and determined pursuant to subparagraphs (ii) and (iii) below, and if the Tenant at the Commencement of the Extension Term is other than RadiSys Corporation or a RadiSys Affiliate, 100 percent of the Fair Market Rent.

          (ii) The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rental for the Extension Term, with a market escalation at the end of the fifth year of the Extension Term. Fair Market Rent shall be the prevailing effective market rate at the time of the commencement of the Extension Term for renewals in Portland Oregon, taking into consideration the length of the extended term, the quality and location of the building, the allocation of operating costs and repair responsibilities under this Lease, and other comparable factors and taking into consideration prevailing concessions granted by landlords in renewal lease transactions provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent means only the rent component defined as Base Rent and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

          (iii) If within 30 days after the Extension Notice the parties cannot agree on the Fair Market Rent, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right

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
     hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent. Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Premises is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period, invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them. The parties consent to the jurisdiction of any appropriate court to enforce these arbitration provisions and to enter judgment upon the decision of the arbitrator.

     4.   Base Rent; Net LeaseBase Rent; Net Lease.

          (a) Base Rent. Tenant shall pay Base Rent in the amount set forth above, in equal monthly installments. The first month's Base Rent shall be due and payable on the Rent Commencement Date (as defined in the Addenda pertaining to construction), and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent. If Tenant is delinquent in any monthly installment of Base Rent, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum; provided that with respect to each of the first two such delinquencies in any 12 month period, such late charge shall be payable only if such delinquency continues for a period of 10 days. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

          (b) Amortization Rent. "Amortization Rent" is additional rental payable pursuant to Paragraph 7(c), 13(c), the Breezeway Amortization, and the amortization of a portion of Base Project Cost as described in the Addendum pertaining to construction. Amortization Rental is payable in equal monthly installments over the applicable amortization period due each month on the same day as monthly Base Rent. Amortization Rent shall continue to be payable during any Extension Term for the remaining amortization period. Amortization shall not be added to Base Rent when the calculation for Base Rent is made for the Extension Term (but shall continue to be payable during the Extension Term as provided above).

          (c) Net Lease. Except as provided herein, this Lease is an absolutely net lease, and except as provided herein Tenant shall pay all costs incurred by Landlord in connection with the ownership of the Land or the Premises except debt service under mortgages or rent under ground leases secured by Landlord's interest in the Premises or the Land. Tenant shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or

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deduction with respect to any Base Rent, Taxes or other sum payable hereunder, nor shall the obligations of Tenant hereunder be affected other than as expressly provided for herein, for any reason.

     5.   Acceptance of Premises.

          (a) Tenant's Acceptance. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to punchlist items (correction of minor construction defects, necessary adjustments and final completion of non-material items of construction) and all provisions of the Addendum to Lease all applicable covenants or restrictions of record, applicable zoning and other laws regulating the use of the Premises. Except as expressly otherwise provided herein, Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business or the physical condition of the Premises. Except as expressly otherwise provided herein, the risk of any defect or deficiency in the Premises, or any portion thereof, of any nature, whether patent or latent, as between Landlord and Tenant, is to be borne by Tenant.

          (b) Warranty. Landlord shall obtain: a warranty from the general contractor or contractor(s), if more than one, that the Building have been constructed substantially in accordance with the Final Plans, in a good and workmanlike manner, free of material defects for a period of one year from Substantial Completion; and typical manufacturer's warranties for the roof (2 years), HVAC (5 years) and other building systems. Such warranties shall be in favor of both Landlord and Tenant and shall be enforceable by each.

     6. Use. The Premises shall be used only for general office purposes, including electronic testing laboratories for computer equipment and light assembly of components consistent with office/research development offices in the business computer or semi-conductor business in Hillsboro, Oregon and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and shall not commit waste, overload the floors or structure of the Premises, or subject the Premises to any use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance. Tenant shall comply with any restrictive covenants applicable to the Premises or the Land and any reasonable rules and regulations with respect to the Premises that are not inconsistent with this Lease promulgated by Landlord after reasonable notice to Tenant. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Any occupation of the Premises by Tenant before the Commencement Date shall be subject to all obligations of Tenant under this Lease.

     7. Compliance with Laws.

          (a) Landlord's Obligation. Landlord shall cause the Initial Improvements to comply, as of the Commencement Date, with the Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, and in all material respects with applicable building codes and other laws applicable to the Premises, and at its expense, shall make any modifications required to make the Initial Improvements so comply.

          (b) Tenant's Obligation. Subject to Paragraph 7(c), Tenant, at its sole expense, shall comply with and make necessary (i) modifications, alterations, or additions, whether substantial or insubstantial required by: all municipal, county, state and federal statutes, laws, ordinances, and regulations applicable to the Premises or Tenant's use thereof (collectively, "Legal Requirements"); and (ii) nonstructural modifications, alterations or additions required by all material terms of any insurance policy covering or applicable to the Premises, all material requirements of the issuer of any such policy, and all material orders, rules, regulations, and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord or Tenant or the Premises or any use or condition of the Premises (collectively, "Insurance Requirements"). An

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order or directive by a building official or other appropriate authority is not a prerequisite for Tenant's obligations under this Paragraph 7. Tenant, at its sole expense, shall obtain and maintain all permits, licenses, and other governmental approvals in a form transferable to Landlord (to the extent permitted by law) required for the use, occupancy or possession of the Premises by Tenant and, except as otherwise provided in the Addendum to Lease, any permits for any construction in or to the Premises. At Tenant's request, Landlord shall without charge, sign, but without any obligation to incur any liability or responsibility, applications for all permits and other instruments that may be necessary or appropriate for the use of the Premises as contemplated herein.

          (c) Certain Legal Requirements Effective After Commencement Date. The cost of alterations or additions required on the exterior of the Building or to structural elements of the Building (as defined in Paragraph 13(d)) in order to comply with Legal Requirements that become effective after the Commencement Date and that are required for general office use (as opposed to any specific use by Tenant or any subtenant) shall be paid by Landlord, and for each such alteration or addition, the Tenant shall pay Amortization Rent in an amount calculated to amortize the total cost, together with interest at 10.5 percent per year, in level monthly installments over the expected useful life of the alteration or addition, but not exceeding 15 years. Landlord shall have no obligation under this subparagraph (c) with respect to any such alterations or additions required with respect to the interior of the Building, office and other tenant improvements and nonstructural elements of the Building, all of which shall be governed by subparagraph (b), above. Landlord shall either make the alteration or additions itself or permit Tenant to do so, subject to Landlord's reasonable approval of the contractor, the scope of alteration or additions and contract price. To the extent that any new law provides a "grandfather" provision, Landlord shall not have the right to charge Tenant for any alteration or additions for which the grandfather provision exempts Landlord from making, until such time as the exemption is inapplicable and Landlord is required to make the alteration or additions.

          (d) Alteration, Addition and Replacement Exceeding $500,000. Notwithstanding any other provision herein, if the Landlord determines that more than $500,000 of the cost of any alteration, addition or replacement pursuant to Paragraph 7(c) or 13(c) will not be fully amortized during the Lease Term (without regard to unexercised renewals), then Landlord may elect not to pay for such cost. Within 20 days after receipt of Landlord's notice to Tenant of such election, Tenant may elect (by notice to Landlord within such 20 day period) to
(i) make the alteration, addition or replacement itself without any cost or expense to Landlord, but subject to Landlord's right to reasonably approve the scope of work and contractor and in a manner consistent with the requirements for Tenant-Made Alterations pursuant to Paragraph 15(b), or (ii) to terminate this Lease, effective on a date selected by Tenant not later than 18 months following such termination notice. If Tenant elects to so terminate this Lease, then Tenant shall have no further right with respect to any option granted in this Lease to extend the Lease Term or to exercise the Right of First Offer. To the extent necessary to prevent deterioration of the Initial Improvements or to prevent Landlord from being subject to penalty or in violation of law, Tenant shall, if it exercises its termination right pursuant to this Paragraph 7(d), be obligated to comply during the remaining Lease Term with applicable Legal Requirements with respect to any alteration or addition required pursuant to Paragraph 7(c) and to make any necessary replacement .

     8. Acquisition of Premises Contingency. This Lease is entered into in connection with a Real Estate Purchase and Sale Agreement between Tenant, as seller and Landlord, as purchaser covering the Land ("Phase 2 Contract") and a Real Estate Purchase and Sale Agreement between Benaroya Capital, LLC, as seller, and Landlord, as purchaser, covering Lot 14 and a portion of Lot 10 in Dawson Creek Corporate Park No. 2, Washington County, Oregon ("Phase 1 Contract"). This Lease shall terminate and the parties shall have no further obligation to each other hereunder if Landlord does not acquire the Land pursuant to and in accordance with the Phase 2 Contract or the land covered by the Phase 1 Contract pursuant to and in accordance with the Phase 1 Contract no later than May 1, 1997. At Landlord's election, the Lease will not terminate if the reason for Landlord's failure to acquire the Land is the result of Tenant's default under the Phase 2 Contract.

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     9. Utilities. Tenant at its sole cost and expense shall make arrangements to obtain, and shall pay directly to the utility providers all service charges for, water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises. Tenant shall pay all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

     10. Operating Expense Payments.

          (a) Operating Expenses. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project and not required to be paid by Landlord pursuant to any express provision of this Lease including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; charges or assessments of any association to which the Premises is subject; an asset management fee equal to 1 percent of Base Rent payable to Landlord. Operating Expenses do not include debt service under mortgages or ground rent under ground leases.

          (b) Proportionate Share. If Tenant's total payments for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within 30 days after demand. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual Operating Expenses for such year, Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Tenant's Proportionate Share is 100 percent, except with respect to Operating Expenses which are expenses incurred by Landlord in common with other buildings maintained by Landlord, in which case Tenant's "Proportionate Share" shall be the percentage determined by dividing (i) the floor area of the Premises by (ii) the aggregate total floor area of the Building and such other buildings, all as reasonably adjusted by Landlord from time to time for changes in the physical size of the Premises, the Building or the other buildings, provided that Landlord may equitably increase Tenant's Proportionate Share for any Operating Expense shared with other premises that varies with use or occupancy.

     11. Taxes. Tenant shall pay all taxes, assessments and charges of any kind and nature that accrue or are levied or assessed against the Premises or the Land during the tax fiscal years or portions thereof that fall within the Lease Term (collectively, "Taxes") and all taxes and charges on account of Tenant's use, occupancy, operation of and interest in the Premises including, but not limited to all personal property, inventory, sales and use taxes, and all occupation and license fees issued or charged against the Premises or the contents thereof on account of Tenant's use or occupancy thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord, but Tenant shall not be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any tax or assessment payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall promptly furnish Landlord with satisfactory evidence that all such taxes, assessments and charges have been paid. For the purpose of determining Taxes for any given tax period, the amount payable by Tenant for such other year or tax period shall be the amount accrued, assessed or otherwise imposed for such tax period, and Tenant shall be obligated to pay Taxes only for tax periods falling within the Lease Term, prorated for partial tax periods. The obligation of Tenant
                                       -6-
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to pay Taxes for periods prior to termination of this Lease shall survive such termination (whether by expiration or otherwise). To the extent it may make such election, Landlord will elect to have the installments of special assessments payable over the longest period permitted by law, and only those installments payable for tax periods falling within the Lease Terms shall be included within the meaning of Taxes.

     12. Insurance.

          (a) Landlord's Insurance. Landlord shall maintain "all-risk" property insurance covering the replacement cost of the Building; Landlord shall not be required to insure any trade fixtures or other property of Tenant or any Tenant-Made Alterations. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may reasonably deem necessary and is customary for similar properties, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant hereunder. The Premises may be included in a blanket policy (in which case the cost of such insurance allocable to the Premises will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises and only those installments payable for tax periods falling within the Lease Term shall be included within the meaning of Taxes.

          (b) Tenant's Insurance. Tenant, at its expense, shall maintain during the Lease Term "all-risk" property insurance on a replacement cost basis for the full insurable value of all property and improvements installed or placed in the Premises by Tenant and any improvements constructed by Landlord and not required to be insured by Landlord; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $3 million per occurrence and a total minimum combined general liability and umbrella limit of $3 million for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile file endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

          (c) Property Damage Waiver. The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, interruption to business and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

     13. Maintenance.

          (a) Tenant's Obligation. Except as otherwise expressly provided herein, Tenant, at its sole cost and expense, shall maintain all portions of the Premises, including without limitation, interior and exterior walls, foundation, roof, parking and landscape areas, heating, ventilation and air conditioning systems, lighting, electrical systems, plumbing lines and equipment and other mechanical and building systems, in good repair and condition and in compliance with Legal Requirements and Insurance Requirements and except as otherwise expressly provided herein, shall make all necessary modifications, replacements and renewals to the Premises arising from any cause. Except as expressly otherwise provided herein, Landlord shall have no obligation to repair, modify, alter, add to, maintain, or replace the Premises or any portion thereof, whether structural or nonstructural, foreseen or unforeseen, all of which are intended to be the obligations of Tenant under this Agreement. Subject to the property damage waiver in Paragraph 12(c), Tenant shall at its sole cost and expense make any repair or replacement that is necessary as a result of the negligent act of Tenant, its agents, contractors or subcontractors.

          (b) Repair Schedule. All repairs, modifications and replacements made by Tenant shall be equal in quality and class to the original work and shall be performed in compliance with all applicable warranties in effect with respect to the Premises and, with respect to modifications and replacements, the requirements for Tenant-Made Alterations. Tenant shall at its sole cost and expense, enter into regularly scheduled preventive maintenance and service contracts covering the heating, ventilation and air conditioning systems and other mechanical and building systems, and landscaping, in form and substance reasonably acceptable to Landlord with contractors reasonably approved by Landlord. If Tenant does not so execute and deliver the maintenance contracts, then Landlord shall have the right to contract for such service without notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. Tenant shall have the roof inspected annually by a qualified roofing contractor and shall undertake any replacements, repairs, or maintenance work recommended by the inspector. Tenant shall have the Premises exterior repainted as necessary. Landlord may, but shall not be obligated to, enter the Premises and perform any obligation of Tenant under this Paragraph 13 or any other provision of this Lease that Tenant has failed to perform after 10 days' prior written notice to Tenant, except in the case of an emergency, when no notice shall be required. The cost of Landlord's performance together with interest as provided in this Lease, shall be due and payable as additional rental on the next following due date for Base Rent.

          (c) Cost-sharing for Certain Replacements. The cost of necessary replacement (resulting from ordinary wear and tear and not the result of the Tenant's breach of any obligation under this Lease) of footings, foundations, floor slabs, columns, girders, load-bearing interior and exterior walls, base Building plumbing, HVAC and life safety systems that are a portion of the Initial Improvements shall be paid by Landlord, and for each such replacement, Tenant shall pay Amortization Rent in an amount calculated to amortize the total cost, together with interest at 10.5 percent per year, in level monthly installments over the expected useful life of the replacement, but not exceeding 15 years. Landlord may install the replacement itself or permit Tenant to do so, subject to Landlord's reasonable approval of the contractor, scope of work and contract price.

          (d) Latent Defects. Landlord shall, at its sole cost and expense, repair any latent defect of any structural element of the Building that is discovered during the initial 10 years of the Lease Term. Structural elements mean all footings, foundations, floor slabs, columns, girders, load bearing interior or exterior walls. After such 10 year period, Landlord shall have no obligation with respect to such defects.

     14. Permitted Contests. Tenant shall have the right to diligently contest in good faith and by appropriate legal proceedings, in the name of Tenant or, with the consent of Landlord or if required by applicable law, Landlord or both, without cost or expense to Landlord, the amount, validity or application, in whole or in part, of any tax assessment or lien therefor, any Legal Requirement or Insurance Requirement or any liens of mechanics, materialmen, suppliers, or vendors, provided that: neither the Premises or interest therein would be in any danger of being sold, forfeited or lost during the pendency of such proceedings and adequate bond or security, in Landlord's reasonable judgment, has been provided to Landlord; in the case of a Legal Requirement, neither party would be in any danger of any criminal liability; in the case of any Insurance Requirement, no insurance coverage required to be maintained pursuant to this Lease shall be cancelled or jeopardized; the contest does not adversely affect the Landlord's or any Mortgagee's interest in the Premises; the contest does not interfere with the possession, use or occupancy of the Premises or any portion thereof; the contest does not interfere with the due payment by Tenant of all amounts owed to Landlord hereunder or with the due payment by Landlord of any amount payable under the Mortgage; the contest is conducted in accordance with all applicable Legal Requirements, including applicable bonding requirements; and the contest is made in accordance with the applicable provisions of the Mortgage.

     15. Tenant-Made Alterations.

          (a) Landlord's Consent. Tenant shall not make any alterations, additions, or improvements to the Premises ("Tenant-Made Alterations") before or after the Commencement Date without Landlord's prior written consent. Landlord shall not unreasonably withhold its consent to Tenant-Made Alterations that do not materially impair the value of the Premises and that do not pierce or otherwise compromise the roof membrane or roof system, or pierce, cut or drill the floor, or otherwise affect the structural components of the Building or the integrity or operation of any building or mechanical systems. Landlord may withhold its consent in its sole and absolute discretion to Tenant-Made Alterations that do not meet the foregoing requirements. Landlord's consent is not required for Tenant-Made Alterations that meet the foregoing requirements and do not cost more than $50,000 (but Tenant will notify Landlord before work on any such Tenant-Made Alteration is begun); and Landlord shall not unreasonably withhold its consent to Tenant-Made Alterations that meet the foregoing requirements and cost more than $50,000.

          (b) General Requirements. Tenant shall not do, or permit others under its control to do, any work on the Premises related to Tenant-Made Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Tenant-Made Alterations shall comply with Insurance Requirements and with Legal Requirements and shall be constructed in a good and workmanlike manner using good grades of materials. All plans and specifications and contracts for any Tenant-Made Alterations that require Landlord's consent shall be submitted to Landlord for its reasonable approval. Landlord may monitor construction of the Tenant-Made Alterations for which its consent is required. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements or Insurance Requirements. If Tenant's insurance does not already cover such risks, Tenant shall furnish to Landlord satisfactory certificates of insurance from an insurance company satisfactory to Landlord evidencing worker's compensation and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property arising during construction of the Tenant-Made Alterations. For Tenant-Made Alterations that exceed $50,000 in costs, Tenant shall furnish to Landlord a payment bond or such other security satisfactory to Landlord to insure payment for the completion of any work free and clear of liens. Landlord may post or give notices of non-responsibility in compliance with applicable law. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and unconditional lien waivers from all such contractors and subcontractors. Tenant at its expense shall provide to Landlord upon completion complete as-built drawings of the Tenant-Made Alterations.

          (c) Removal. Upon termination of the Lease Term or any extension thereof herein provided for, by lapse of time or otherwise, Tenant shall remove all Tenant-Made Alterations for which Landlord's consent was not required or for which such consent was conditioned upon removal upon termination. All Tenant-Made Alterations not removed shall upon such termination be and become the property of Landlord without requirement of the payment of any compensation or consideration. Tenant-Made Alterations do not include movable partitions and Tenant's trade fixtures and kitchen equipment that were installed and paid for by Tenant and that are removable without material damage to the Premises, even though affixed in such manner as, under the law might be considered to be fixtures and part of the real estate. Tenant may, before termination of the Lease Term, remove all such moveable partitions and trade fixtures. In all cases, Tenant shall repair any damage to the Premises occasioned by the removal of Tenant-Made Alterations and its movable partitions and trade fixtures.

          (d) Courtyard and Breezeway Connection to Phase 1 Facility. Tenant shall pay to Landlord the reasonable cost of removal of the common courtyard breezeway between the Premises and the adjoining facility covered by the Phase 1 Contract (known as the Phase 1 facility) and the relocation of the access road between the Premises and the Phase 1 facility as appropriate in Landlord's reasonable discretion (utilizing an efficient construction solution) for a separately maintained and occupied premises. Such payment shall be made to Landlord at least 30 days before termination or expiration of the Lease or any assignment of the Lease or change in occupancy by RadiSys a RadiSys Affiliate of the Premises or the Phase 1 facility which makes appropriate such removal and relocation, according to Landlord's contractor's estimate of the cost of removal and restoration, with a final adjusting payment to be made between the parties within 10 days after completion of such work. Tenant shall deposit on the date hereof $50,000 ("Courtyard Restoration Amount") in an interest-bearing account with a national bank acceptable to Landlord and Tenant, which shall be security for the performance of Tenant's obligations under this Paragraph 15(d). The Courtyard Restoration Amount is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default under this Paragraph 15(d). Upon each occurrence of Tenant's default under this Paragraph 15(d), Landlord may use all or part of the Courtyard Restoration Amount to pay the cost of the removal and relocation described above, without prejudice to any other remedy provided herein or provided by law. The escrow agent shall be instructed to release portions of the Courtyard Restoration Amount, plus accrued interest, to Landlord upon Landlord's affidavit stating that Tenant has defaulted under this Paragraph 15(d) and that Landlord has incurred expenses to perform Tenant's obligation. The Courtyard Restoration Amount shall be released to Tenant when Tenant's obligations under this Paragraph 15(d) have been fulfilled. If Landlord has not claimed the Courtyard Restoration Amount by a date which is 180 days after expiration of this Lease, then the Courtyard Restoration Amount, plus accrued interest, shall upon request by Tenant be paid to Tenant and Landlord shall have no further claim thereto, nor shall Tenant have any remaining obligation under this Paragraph 15(d).

          (e) Connection to Adjoining Phase 4 Facility. Landlord shall not unreasonably withhold its agreement to permit RadiSys Corporation or a RadiSys Affiliate, as the Tenant under the Lease, at RadiSys Corporation's or such RadiSys Affiliate's expense, to construct a breezeway connection to a future building on the site adjoining the Phase 4 Land (as described in Landlord's Right of First Negotiation). Such agreement may be subject to conditions regarding removal and restoration and security therefor consistent with those provided above for the Phase 2 facility, and Landlord may elect to perform such construction itself.

     16. Restoration.

          (a) Insured Risk. If the Premises are damaged during the Lease Term by a risk covered by Landlord's insurance as required hereunder, Landlord shall promptly repair and reconstruct the portion of the Premises required to be insured by Landlord hereunder (but Landlord shall not be required to repair or restore any Tenant-Made Alterations or any of Tenant's trade fixtures), subject to delays arising from the collection of insurance proceeds or from Force Majeure events; and this Lease shall remain in full force and effect. Tenant shall pay to Landlord the amount of the commercially reasonable deductible under Landlord's insurance policy within 10 days after presentment of Landlord's invoice. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, with respect to insured or uninsured damage, Tenant may terminate this Lease if Landlord reasonably estimates that it will take more than 9 months to repair the damage and either Tenant or Landlord may terminate this Lease if the Premises are damaged during the last 12 months of the Lease Term and Landlord reasonably estimates that it will take more than 3 months to repair such damage.

          (b) Abatement. If the Premises or a portion thereof is not usable as a result of damage by a risk covered by Landlord's insurance, Base Rent shall be abated for the period of restoration in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, Tenant waives any right to terminate the Lease by reason of damage or casualty loss, except as expressly provided in this Paragraph 16.

          (c) Uninsured Risk. If the Premises are damaged during the Lease Term by a risk not required to be covered by Landlord's insurance and not caused by the negligence of Tenant, its agents, employees, or contractors or subtenants, then subject to Tenant's right to terminate this Lease as provided in subparagraph (a) above or to continue this Lease as provided in this subparagraph (c), Landlord may either restore the Premises at Landlord's expense, in which case this Lease shall continue or terminate this Lease. Landlord shall make its election no later than 10 days after Tenant's written request to Landlord. Tenant may continue the Lease despite Landlord's election to terminate if Tenant notifies Landlord within 10 days after receipt of Landlord's notice to terminate that Tenant intends to restore the damage at its expense.

     17. Condemnation. If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of the date of possession by the condemning authority. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any Taking, subject only to the following sentence, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right to make a claim for such compensation that is included as a component of the award for damage to the tenant improvements, partitions and trade fixtures that Tenant is permitted to remove under this Lease.

     18. Assignment and Subletting.

          (a) In General. Without Landlord's prior written consent and except as provided below with respect to Tenant Affiliates, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or such transfer is among Tenant Affiliates. Provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Radisys Corporation may, without Landlord's prior written consent, assign this Lease to an entity into which it is merged or consolidated or to an entity to which substantially all of its assets are transferred, provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring its leasehold estate and such entity has a net worth (excluding intangible assets) and other credit factors reasonably acceptable to Landlord. Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord.

          (b) Landlord's Consent. Landlord shall not unreasonably withhold its consent to Tenant's request for permission to assign the Lease or sublease all or part of the Premises. It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) in the case of an assignment, the proposed assignee does not have a net worth (excluding intangible assets) or other credit factors reasonably acceptable to Landlord; (ii) the intended use of the Premises by the assignee or sublessee is not consistent with use of comparable office buildings in Portland, Oregon;
(iii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (iv) the identity or business reputation of the assignee or lessee would in Landlord's reasonable judgment tend to damage the goodwill or reputation of the Building. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any permitted or approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease.

          (c) Recapture. Upon Landlord's receipt of Tenant's written notice of a desire to assign this Lease or to sublet (in either case other than to a Tenant Affiliate) the Premises, or any part thereof, Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease and all obligations thereunder as to such space shall expire except as to any obligations that expressly survive any termination of this Lease. The Landlord's recapture rights in this paragraph do not apply to any assignment or sublet by RadiSys Corporation or a RadiSys Affiliate.

          (d) Tenant Remains Liable; Consideration and Rental Under Sublease. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto), after evenly amortizing over the term of the sublease or assignment the reasonable out-of-pocket costs incurred by Tenant for leasing commissions and tenant improvements and any moving expenses for such sublease or assignee, exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50 percent of all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. The excess sublease rental will be paid monthly, the monthly excess being the monthly sublease rental paid to Tenant, less the sum of the monthly amortization of cost as provided above, over the applicable monthly installment of Base Rent.

          (e) Collection Directly from Subtenants. If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next installment of Base Rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately paid over to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

     19. Indemnification.

          (a) Tenant's Indemnity. Except to the extent of the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord from and against claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in the Premises and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant, its subtenants or assignees, or the invitees, employees, contractors and agents of any of them, or due to any negligent act or omission of Tenant, its subtenants, assignees, or the invitees, employees, contractors and agents of any of them occurring on the grounds surrounding the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 19.

          (b) Landlord's Indemnity. Landlord covenants and agrees to indemnify and save Tenant harmless from and against claims by third parties for injuries or death to persons or damages to property occurring on the Premises or the grounds surrounding the Premises resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors.

          (c) Procedure. If a claim under an indemnity in this Paragraph 19 is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. The indemnities in this Paragraph 19 survive the termination of this Lease. This Paragraph 19 does not cover claims related to or arising from the presence or release of Hazardous Materials.

     20. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time (upon 24 hours' prior notice, except in the case of an emergency) to inspect the Premises and to exercise its rights under this Lease. Landlord agrees that in exercising any right to enter the Premises and in exercising any other rights reserved pursuant to this paragraph, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. Upon one days' notice, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Premises is available for sale.

     21. Landlord's Reserved Rights. Landlord reserves the right to grant easements, change any exterior area or access, create or modify restrictions, and make public dedications on or affecting the Premises that do not materially interfere with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements or dedications. At Tenant's request, Landlord shall consult with Tenant with respect to the exercise of such rights that may interfere with Tenant's use or occupancy. Landlord shall in good faith but without sacrifice attempt to minimize any such interference.

     22. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     23. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear, alterations not required to be removed, and results from any condemnation excepted. All obligations of Tenant and Landlord hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term.

     24. Holding Over. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150 percent of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 20 shall not be construed as consent for Tenant to retain possession of the Premises.

     25. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

          (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days from the date of written notice that such payment was due.

          (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors;
     (B) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (C) become the subject of any such proceeding which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated and shall not be replaced by Tenant immediately upon such cancellation, expiration or termination, or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease; provided that Landlord may not exercise any remedy or terminate Tenant's right of possession or the Lease by reason of such default without giving Tenant 5 days' written notice and opportunity to cure.

          (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

          (v) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 25, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default or if such default cannot be reasonably cured within such 30 day period but is reasonably susceptible of cure, such longer period as may be necessary so long as Tenant diligently and continuously attempts to cure such default.

     26. Landlord's Remedies.

          (a) Landlord's Election. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant's right of possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

          (b) Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

          (c) Termination of Right of Possession. If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but except as provided below shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. Landlord shall make reasonable efforts to mitigate any such loss by reletting the Premises upon reasonable terms as soon as reasonably possible thereafter, provided, however that (i) Landlord shall not be obligated to accept any tenant proposed by Tenant, (ii) Landlord shall have the right to lease to such other tenant any other space controlled by Landlord in the Project first, and (iii) any proposed tenant shall satisfy all of Landlord's standard leasing criteria. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

          (d) No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises (unless Landlord breaches its obligation to mitigate as provided above) or collect rent due in respect of such reletting.

     27. Tenant's Remedies. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate, and to the extent permitted by law waives the benefit of any law now or hereafter in effect which would permit Tenant to terminate, this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord, its officers, directors or employees in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. The Landlord's interest in the Premises shall be deemed to include the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, or from any condemnation or conveyance in lieu of condemnation of all or any portion of the Premises, and the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Premises. Notwithstanding the foregoing, the Landlord shall be liable to Tenant for its obligations pursuant to the Construction Addendum up to the date of Substantial Completion regardless of any transfer by Landlord and without limitation to the value of Landlord's interest in the Premises.

     28. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     29. Subordination. Tenant hereby agrees to subordinate this Lease to any first mortgage covering the Premises ("Mortgage"), provided that, simultaneously with the execution of such a mortgage, the mortgagee ("Mortgagee") and Landlord execute a non-disturbance, attornment and subordination agreement substantially in the form set forth in the addendum attached hereto. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases and any other encumbrances, and any reference to the "Mortgagee" of a mortgage shall be deemed to include the beneficiary under a deed of trust and the lessor under a ground lease.

     30. Mortgagee Protection. In the event of any default by Landlord under this Lease, Tenant will give notice by registered mail to, in addition to Landlord, any Mortgagee whose address shall have been furnished it, and shall offer such Mortgagee that same period of time as is afforded Landlord to cure the default (which period of time shall run concurrently with Landlord's cure period), plus reasonable time to obtain possession of the Premises by judicial foreclosure, or otherwise if such should prove necessary to effect a cure.

     31. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or the Land or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant on the Premises or the Land and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of such claims or liens against the leasehold estate or against the interest of Landlord in the Premises. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or the Land and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

     32. Estoppel Certificates. Each party hereto shall, upon request from the other party, at any time and from time to time execute, acknowledge and deliver to such party a written statement, in the form generally acceptable to institutional purchasers or lenders certifying as follows: that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); that to the best of its knowledge there are no uncured defaults on the part of the other party hereto (or if any such default exists, the specific nature and extent thereof); the date to which any rents and other charges have been paid in advance, if any; and such other matters as are typically contained in such certificates.

     33. Environmental Requirements.

          (a) Environmental Requirements. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements and petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel (or mixtures of such natural gas and synthetic gas).

          (b) Compliance With Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning, maintenance and office purposes. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Land or transport, store, use, generate, manufacture, or release any Hazardous Material in or about the Premises or the Land without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the Premises or the Land by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, handling, generation, manufacture, use, or release of Hazardous Materials on the Premises or the Land. If the release of any Hazardous Material on the Premises or the Land caused or permitted by Tenant, its agents, employees, contractors or invitees, with or without Landlord's consent, results in any contamination, damage or injury to the Premises or the Land, the environment or human health, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Land to the condition existing prior to the release of any such Hazardous Material and as may be required by Environmental Requirements, provided that Landlord's written approval shall first be obtained in cases where the Premises are to be physically altered. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Tenant's obligations under this paragraph.

          (c) Tenant's Indemnification. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Land and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of release of Hazardous Materials that Tenant is required to remediate as provided above or any breach of the obligations under this Paragraph 29 by Tenant, its agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease.

          (d) Landlord Access. Landlord shall have access to, and a right to perform inspections and tests of, the Premises or the Land as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 33. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

     34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     36. Brokers. Each party represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth on the first page of this Lease, and further agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnitor with regard to this Lease.

     37. Signs. Subject to Landlord's reasonable approval as to size, location, color and other specifications, Tenant may display a sign or signs on the Building related to its business that comply with all Legal

Requirements and any covenants, conditions and restrictions affecting the Land. Landlord reserves the right to place a monument or other sign on the Premises subject to Tenant's reasonable approval.

     38. Landlord's Lien/Security Interest. [Intentionally deleted]

     39. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

          (b) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

          Notices to Landlord:         CarrAmerica Realty Corporation
                                       Attn:  Mr. Clete Casper
                                       18640 NE 67th Court
                                       Suite 150
                                       Redmond, Washington 98052

          With a copy to:              CarrAmerica Realty Corporation
                                       Attn:  Lease Administrator
                                       1700 Pennsylvania Avenue, N.W.
                                       Washington, D.C.  20006

          Notices to Tenant:           RadiSys Corporation
                                       Attn:  Brian Turner
                                       5445 NE Dawson Creek Parkway
                                       Hillsboro, OR  97124

          With a copy to:              Hume Myers Tenant Counsel
                                       Attn:  Greg Hume
                                       15455 Hallmark Drive, #100
                                       Lake Oswego, OR  97035

          (c) Except as otherwise expressly provided in this Lease or as otherwise may be required by applicable law, Landlord retains the absolute right to withhold any consent or approval.

          (d) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

          (e) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

          (f) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          (g) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          (h) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

          (i) Time is of the essence as to the performance of the parties' respective obligations under this Lease.

          (j) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

                                 SIGNATURE PAGE
                                       TO
                          BUILD-TO-SUIT LEASE AGREEMENT
                          -----------------------------


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                LANDLORD:

RADISYS CORPORATION                    CARRAMERICA REALTY CORPORATION



By:               /s/                  By:               /s/
   -------------------------------         -------------------------------
Title: CFO                             Title: Managing Director
       ---------------------------            ----------------------------

                                                                       EXHIBIT A


                          Legal Description of Property


All of Parcel 2, Partition Plat number 1996-021, a plat of record in the Northeast quarter of Section 28, township 1 North, Range 2 West, Willamette Meridian, City of Hillsboro, in the County of Washington and State of Oregon, together with a portion of Parcel 1 of such Partition Plat number 1996-021 described as follows:


BEGINNING at the Southeast corner of said Parcel 1 and running thence along the East boundary thereof 80.44 feet along the arc of a 1300.00 foot radius curve to the left (the long chord of which bears North 00(Degree)55'03" West 80.43 feet); thence leaving said East boundary North 90(Degree)00'00" West 359.90 feet; thence South 47(Degree)43'17" West 50.57 feet to a point on the West boundary of said Parcel 1; thence along the boundary of said Parcel 1 70.68 feet along the arc of a 104.01 foot radius nontangent curve to the right (the long chord of which bears South 13(Degree)00'07" East 69.33 feet) and North 86(Degree)50'23" East 383.59 feet to the point of beginning.

                              CONSTRUCTION ADDENDUM
                                       TO
                          BUILD-TO-SUIT LEASE AGREEMENT

                  (RadiSys Phase 2 Facility, Hillsboro, Oregon)
                          Dated March 21, 1997, Between
                         CarrAmerica Realty Corporation
                                       And
                               RadiSys Corporation



     1.   Preliminary and Final Plans.

          (a) Initial Improvements. The "Initial Improvements" consist of the following as so identified and described in Exhibit 1 which is P&C Construction Company letter dated March 21, 1997 ("Preliminary Plans"):

          (i) "Base Building") - the core, site work and shell components of the office building to be constructed by Landlord on the Land as defined in
     Exhibit 2;

          (ii) "Breezeway" - the courtyard and building connection and access-way between Phase 1 and Phase 2 of RadiSys' facilities, including related modifications to the Phase 1 facility;

          (iii) "Offsite Improvements" - off-site road and road-related improvements required to provide secondary access to the Base Building which consists of approximately 12.5 foot paved roadway and related improvements along the east property line of Lot 10, and any other offsite improvements approved or required by the City of Hillsboro.

          (iv) "Tenant Improvements" - the interior office and other improvements to be constructed in the Base Building. The Tenant Improvements include any work to the office building interior improvements not within the scope of Paragraph a(i) above.

          (b) Final Plans. Landlord and Tenant will cooperate with each other in the development of final construction drawings and specifications for the Initial Improvements (collectively, "Final Plans") consistent with the Preliminary Plans , with the goal of having Final Plans completed by April 2, 1997. When Landlord requests Tenant to specify details or layouts or approve any portion of the Final Plans, Tenant shall promptly specify or approve or disapprove same within 3 business days thereafter so as not to delay completion of the Final Plans. Landlord shall not be obligated to agree to any refinement, substitution, change or addition to the Preliminary Plans and any plans subsequently approved by the parties if in the judgment of Landlord the requested refinement, change, substitution or addition would have an adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining the Initial Improvements or would result in failure to meet a date in the Schedule (defined in Paragraph 1(c) below) or increase the cost of the Initial Improvements. Otherwise, Landlord shall not unreasonably disapprove any refinement, change, substitution or addition to the Final Plans. Tenant's right to disapprove the proposed Final Plans shall be limited to material inconsistencies with the Preliminary Plans and noncompliance with or violation of applicable laws, codes, ordinances or other legal requirements. Landlord may submit the Final Plans in stages and separately for the Tenant Improvements, and Building and Sitework, in which case the approval procedure shall apply to each stage or portion. Any delay in the completion of the Final Plans caused by any Tenant failure to respond within the required time to Landlord's requests shall be a Tenant Caused Delay (as hereinafter defined).

          (c) Cost Estimate. Landlord will by March 21, 1997 prepare an estimate of the Total Project Cost (as defined in Paragraph 7(c)) based upon the General Contractor's (as defined herein) preliminary estimate and the Preliminary Plans for the Base Building and Breezeway and Offsite Improvements as so approved and the then most current plans for the Tenant Improvements. Such estimate shall be made in good faith but shall not be binding. Either party may terminate this Lease if by March 24, 1997 written approval by Tenant of the estimate and the development schedule ("Schedule") with dates for approval of Final Plans, building permit submittal, building permit issuance, and issuance of a temporary certificate of occupancy for the Initial Improvements, and Substantial Completion have not been obtained.

          (d) Commencement of Construction Before Final Plans. Landlord may commence construction prior to finalization of the Final Plans with the consent of Tenant and Tenant agrees that it shall cooperate with Landlord in reviewing and approving portions of the Final Plans for different stages or elements of the work so that construction can proceed on a "fast track" basis. The approval process for such portions of the Final Plans shall be substantially as set forth above, provided, however, that any Objection may not be inconsistent with the previously approved portions of the Final Plans.

          (e) Change Orders. The Final Plans define the entire scope of Landlord's obligation to construct or provide the Initial Improvements. Tenant shall not be entitled to specify or designate any finishes, grades of materials, design modifications or other specifications or details of the construction of the Initial Improvements which are not specifically provided for in or contemplated by the Final Plans. If Tenant shall desire any such changes, Tenant shall so advise Landlord in writing (a "Tenant Change Order Request"). Landlord shall not unreasonably withhold or delay approval of such request, provided that all reasonable costs incurred by Landlord in having any Tenant Change Order Request reviewed and evaluated shall be reimbursed by Tenant upon demand. Such costs shall include, but not be limited to, the reasonable costs of architects, engineers, and consultants in reviewing and designing any such changes and the cost of contractors in providing cost estimates and constructability, functionality and product availability analyses. Landlord shall not be obligated to accept any Tenant Change Order Request if in the judgment of Landlord the requested change would have an adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining the Initial Improvements. Tenant shall bear all costs and expenses associated with incorporating into the Final Plans and the Initial Improvements any Tenant Change Order Request accepted by Landlord. Landlord shall not be obligated to accept the least expensive method of incorporating the requested change if in the judgment of Landlord, such method does not incorporate sound construction practices. Any delays in the completion of the Initial Improvements resulting from addressing Tenant's Tenant Change Order Request and incorporating any such change into the Final Plans and Initial Improvements and obtaining permits and constructing such changes shall constitute an Excusable Delay (as defined herein). Landlord's response to any Change Order Request shall set forth the extent of Excusable Delay and additional cost associated with allowing the Change Order. Upon agreement between Landlord and Tenant on the change that will be incorporated into the Final Plans and Initial Improvements as a result of a Tenant Change Order Request, and all costs related to such change (including without limitation a reasonable allocation of additional general conditions), and any change to the Schedule, the Tenant shall execute a Tenant Change Order Authorization to the corresponding change order under the GMP Contract ("Change Order"). If the Change Order increases the cost of the Initial Improvements, then as a condition to implementation of such Change Order the Tenant shall pay the estimated amount of such increase to Landlord when the Tenant Change Order Authorization is executed, and a final adjusting payment shall be made upon Substantial Completion.

          (f) Long Lead Time Items. The Tenant has caused the Project Architect to deliver to the General Contractor a set of plans for the building steel structure, concrete foundation and concrete wall panel reinforcing steel and imbedded miscellaneous steel, as well as construction document specifications for other potential long lead delivery items on or before March 21, 1997. The Tenant shall be responsible for obtaining from the General Contractor a guaranteed price for these items by March 24, 1997, for the Tenant's approval and Tenant's purchase of said items pursuant to separate purchase agreement between the Tenant and the General Contractor by March 24, 1997. Every day beyond such date that the Tenant has not ordered such items shall be a day of Tenant Caused Delay.

          (g) Payment of Costs and Fees. Until the closing has occurred pursuant to the Real Estate Purchase and Sale Agreement between Landlord and Tenant covering the Land ("Real Estate Contract"), Tenant shall pay according to the applicable contract terms all costs and fees payable under the contract between Tenant and the Project Architect in form of A1A Document B141, as amended (the "Architect Contract") and any necessary permit application fees. At the closing under the Real Estate Contract, the Architect Contract and purchase agreements with respect to long lead time items will be assigned to Landlord and Landlord shall reimburse Tenant for such costs and fees, and the costs incurred and paid by Tenant to purchase the long lead time items described in Paragraph 1(f), and any necessary permit application fees for the Initial Improvements paid by Tenant.

          (h) Consultation With Tenant. Landlord shall consult with Tenant's representative during the bidding and negotiating process and agree upon a select list of subcontractors from whom to request bids, but Landlord shall retain control over selection of bidding and negotiation of contracts. All subcontracts and purchases exceeding $5,000 will be bid competitively to a minimum of 3 bidders. Landlord will advise Tenant of the reason why Landlord does not select the lowest bidder. Tenant's representative shall be given full access to the construction site and all contracts, applications for payment, payment records and other construction documentation in order to monitor the construction and to confirm Total Project Cost.

          (i) GMP Contract; Firm Estimate of Base Project Cost. Landlord will enter into a cost plus fee with guaranteed maximum price contract using modified A1A Documents A111 and A201 ("GMP Contract") with a general contractor selected by Landlord and approved in writing by Tenant ("General Contractor") for the Base Building, Breezeway and Offsite Improvements. The parties agree that P&C Construction is acceptable as General Contractor, provided that if Tenant does not approve the bid from P&C Construction, Landlord shall obtain other bids and Tenant shall not unreasonably withhold its consent to the contractors giving those bids or to the selection of the lowest of the bids. Landlord shall enter into the GMP Contract and give a firm written estimate based thereon (together with a projected calculation of Total Project Cost in accordance with its standard underwriting and cost calculations as employed in the calculation of the preliminary estimate in Paragraph 1(c)) of Total Project Cost to Tenant on or about April 28, 1997. As used herein, "Base Project Cost" means Total Project Cost excluding the costs of the Offsite Improvement Cost and the Breezeway Cost and the amount of Tenant Improvements Cost that the Tenant is to bear. Landlord's estimate of Total Project Cost shall separately identify the estimated Base Project Cost and such estimate of Base Project Cost is referred to herein as the "Firm Estimate".

     2.   Substantial Completion.

          (a) Determination of Substantial Completion. Landlord shall diligently proceed with the construction of the Initial Improvements to achieve Substantial Completion on or before the dates set forth in the Schedule. "Substantial Completion" shall be deemed to have occurred on the date as of which (1) the architect who prepared the Final Plans ("Project Architect") certifies that Substantial Completion has occurred pursuant to the Architect Contract and in accordance with the GMP Contract and (2) the City of Hillsboro issues a temporary certificate of occupancy for the Initial Improvements which does not contain any condition preventing occupancy and use of the Initial Improvements. As soon as Substantial Completion has been achieved, Landlord shall notify Tenant in writing.

          (b) Punch List. Landlord shall use all reasonable diligent efforts to promptly complete all Punch List Items as defined in this Lease and as designated by the Project Architect, subject to delays for long lead time items and seasonal requirements for exterior or other outside work. Except for incomplete Punch List Items referred to above and except as otherwise expressly provided in this Lease upon Substantial Completion, Landlord shall have no obligation to make any further alterations or improvements of any kind to, in or about the Initial Improvements or the Land during the Lease Term, or any extension or renewal thereof.

     3. Project Representatives. Landlord hereby designates Clete Casper to serve as Landlord's representative and Tenant hereby designates Mark Krager to serve as Tenant's representative during the design and construction of the Initial Improvements. All communications between Landlord and Tenant relating to the design and construction of the Initial Improvements shall be forwarded to or made by such party's representative. However, no agreement shall be binding upon Landlord unless it is executed by an officer of Landlord.

     4. Tenant's Installations. Tenant shall be allowed to install its improvements, machinery, equipment, fixtures, or other personal property on the Premises when, in Landlord's opinion, such installation will not interfere with Landlord's completion of construction, provided that Tenant does hereby agree to assume all risk of loss or damage to its machinery, equipment, fixtures, and other personal property, including any loss or damage resulting from the negligence of Landlord and to indemnify, defend, and hold Landlord harmless from any and all liability, loss, or damage arising from any injury to the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such occupancy or installation. To the extent Tenant uses any of Landlord's contractors or subcontractors in connection with the installation of its improvements, Tenant acknowledges and agrees that Landlord's work shall take priority over that of the Tenant and that Tenant shall not divert Landlord's contractors or subcontractors from the performance of their work obligations for Landlord. Tenant shall provide insurance with respect to such installation in the same manner as Tenant-Made Alterations.

     5. Excusable Delay. The time required in the Schedule to achieve Substantial Completion shall be extended for such period of time as may be necessary to compensate for delay in obtaining permits and approvals or in the construction of the Initial Improvements caused or contributed to by the act or neglect of Tenant, or those acting for or under Tenant, including without limitation failure of Tenant to approve Preliminary Plans or Final Plans, or such portion thereof that would enable Landlord to make a proper submittal for a building permit under the Schedule by the building permit submittal date in the Schedule or to agree upon Preliminary Plans or Final Plans that results in a resubmittal of the application for the building permit, or should there occur any delay in achieving any of the benchmark dates in the Schedule or in obtaining any building permits or approvals required for the Initial Improvements caused by strikes, lockouts, labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor or building materials, action or non-action of public utilities or of applicable governmental authority or building officers affecting the work, weather conditions resulting in more than 5 cumulative lost work days in the aggregate, the rebidding of the project according to Paragraph 1(i), or other causes beyond Landlord's reasonable control ("Excusable Delay").

     6. Delay Damages and Termination. If, for any reason other than an Excusable Delay, Substantial Completion shall not have occurred on or before the applicable date set forth in the Schedule, then until Substantial Completion is achieved, Landlord shall pay to Tenant, as liquidated damages and not as a penalty, one day's Base Rent for each day from and after 30 days after the applicable date set forth in the Schedule for Substantial Completion up to a maximum total of 120 days of Base Rent in liquidated damages. Delay damages shall be paid by a credit in an equal amount against the installments of Base Rent in the order in which they become due and payable or shall be paid in cash in the event of a termination because of delay. Landlord and Tenant stipulate that it would be impracticable under presently known conditions and anticipated facts and circumstances to ascertain and establish Tenant's damages caused by such delay, and that the measure of damages provided above is a reasonable estimation of such damages. If, for any reason other than an Excusable Delay, Substantial Completion is not achieved within 120 days after the applicable date set forth in the Schedule, subject to Excusable Delay, then Tenant may, at its option, terminate this Lease by written notice to Landlord on or before 10 days after such date, in which case all of Landlord's and Tenant's obligations hereunder shall terminate except that Landlord shall pay to Tenant the liquidated damages as provided above to the date of termination, and neither party shall have any further obligations to the other with respect to this Lease. Tenant waives all claims for consequential or other damages as a result of any delay, provided that this waiver shall not apply in the event that Landlord intentionally and wilfully breaches or repudiates this Lease prior to completion of construction.

     7.   Total Project Cost and Base Rent.

          (a) The "Rent Commencement Date" shall mean the 17th day following Substantial Completion.

          (b) "Project close-out" is the date that (1) all permits and approvals for operation of the Initial Improvements has been obtained; (2) all contractor, subcontractor, suppliers, architects and others who supplied labor or materials have been paid in full; (3) the Project Architect has issued a certificate of final payment pursuant to the GMP Contract; and (4) all Punch List Items have been completed and a final certificate of occupancy issued. Landlord shall cause Project close-out to occur as soon as reasonably possible.

          (c) Total Project Cost.

               (1) "Total Project Cost" shall mean the sum of:

                    (i) the land cost - the purchase price paid by Landlord to purchase the Land and all out-of-pocket costs paid to third party consultants, costs related to due diligence, and the acquisition and cumulative carrying costs of the Land incurred by Landlord through the Rent Commencement Date plus any reimbursements paid by Landlord to Tenant under this Lease or the Real Estate Contract for due diligence and other costs incurred by Tenant related to its acquisition of the Land;

                    (ii) improvement and development costs -- hard costs and
               soft costs incurred by Landlord through Project close-out to prepare the Land and construct the Initial Improvements and related on-site and off-site paving, landscaping and utility lines, all as reasonably determined by Landlord according to its standard underwriting criteria and cost calculations. Such Total Project Cost shall include but not be limited to environmental and geotechnical studies, surveys, infrastructure costs, impact fees, building and permit fees, site preparation costs; architectural and engineering fees and design fees, including kitchen consultant and architect; legal fees; title insurance; testing; labor and materials to construct the Initial Improvements and related on-site and off-site infrastructure and improvements; permit fees and fees payable to contractors; project landscaping, including related design fees and permits; water, gas and electrical hookup fees and related miscellaneous costs; builder's risk insurance; property tax and common area maintenance fees assessed during construction period (beginning upon acquisition and ending on the Rent Commencement Date);

                    (iii) a development fee of $266,819; leasing and brokerage commissions of $250,000 incurred in connection with the Initial Improvements, Landlord's average cost of coverage for liability insurance during the period ending on the Rent Commencement Date; services for verification of compliance with city ordinances and other laws; and

                    (iv) imputed interest at 9 percent per year on Total Project
               Cost (imputed interest accrues on actual cost as and when incurred up to the Rent Commencement Date). For purposes of calculating such imputed interest, any portion of Total Project Cost advanced by Tenant and evidenced by the Purchase Money Note made by Landlord, payable to Tenant, as contemplated under the Real Estate Purchase and Sale Agreement of even date herewith between Landlord, as Purchaser, and Tenant, as Seller, shall not be deemed "incurred" by Landlord until paid under such Note. However, any interest accrued under such Note as of the Rent Commencement Date shall be included in Total Project Cost.

               (2) Costs Not Included. Total Project Cost shall not include:

                    (i) appraisal costs; and

                    (ii) construction interest, taxes, utilities, insurance and common area maintenance charges during any period of delay during which Landlord is liable to Tenant for liquidated damages as described in Paragraph 6 of this Addendum.

               (3) Access to Records. Tenant shall have reasonable access to Landlord's books and records at all reasonable times following execution of this Lease so as to be able to review the costs being incurred as part of Total Project Cost.

          (d) Breezeway Cost and Breezeway Amortization. The "Breezeway Cost" is the portion of the Total Project Cost applicable to the construction of the Breezeway, including all Phase 1, Building and site modifications and related soft costs. Tenant may, at its option, either pay the Breezeway Cost to Landlord within five (5) days after Substantial Completion or to pay such cost as Amortization Rent, fully amortizing such cost at 10.5 percent per year and paid in level equal monthly installments over the initial lease term ("Breezeway Amortization").

          (e) Tenant Improvement Allowance. Total Project Cost includes a tenant improvement allowance related to the Tenant Improvements ("Tenant Improvements Cost") in the amount of $22.00 per rentable square foot of the Base Building (determined by the Project Architect according to the BOMA office standard in effect). The allowance will be used to pay only amounts due to the General Contractor on account of Tenant Improvements, such as for the costs of labor, materials, $35,500.00 toward general conditions, and the fee or profit of the general contractor ("general conditions" refers to those costs incurred by the General Contractor not specifically allocable to any portion of the work, such as the cost of the job site trailer, toilets and barricades, daily job cleanup but not janitorial cleanup, construction period temporary utilities, superintendent expense and supervision expense). If the total of Tenant Improvements Cost exceeds the allowance of $22.00 per square foot, such costs shall include all related expenses, and not just the above-identified costs payable to the general contractor (for example, once the allowance of $22.00 per square foot figure is exceeded, the Tenant Improvements Cost shall include expenses related to design, permits, testing and inspection, all risk insurance, construction period interest, general conditions, and all other impacted line items). Tenant shall pay to Landlord on the ninetieth (90th) day after project commencement (and each day of delay in payment is a day of Excusable Delay) 50 percent of the amount, if any, by which Forum Properties, as project manager, estimates that the Tenant Improvements Cost will exceed the allowance. After Substantial Completion, Tenant will pay to Landlord the balance of such excess. In the event the Tenant Improvements Cost exceeds $22.00 per rentable square foot, the excess portion shall include a reasonable increase on the allocation of general conditions.

          (f) Offsite Improvements. The "Offsite Improvements Cost" is the portion of the Total Project Cost applicable to the construction of the Offsite Improvements (which will be bid separately from the work in the Base Building and Breezeway) and will have a reasonable general condition allocation. Tenant shall pay for all of the Offsite Improvements Cost, as adjusted for change orders, in 3 installments, the first installment due on the date actual construction begins on the Offsite Improvements, and the next two on the same day of each of the two months immediately following.

          (g) Base Rent. Base Rent for each year of the initial five (5) years of the Lease Term shall equal 10.5 percent multiplied by the actual Base Project Cost up to a maximum of $6.4 million, provided that the Base Rent shall not be less than 10.5 percent multiplied by the Firm Estimate, nor more than 10.5 percent multiplied by the Firm Estimate plus $450,000. The amount, if any, by which actual Base Project Cost exceeds $6.4 million shall be fully amortized at an interest rate of 10.5 percent per year in equal monthly installments of Amortization Rent over the initial lease term (ending October 31, 2011), provided that any Base Project Cost in excess of the lesser of (i) the Firm Estimate plus $450,000 or (ii) $6.7 million shall be borne by Landlord.

     For each succeeding 5-year period or portion thereof during the initial Lease Term, Base Rent for each year in such 5-year period or portion thereof shall equal the Base Rent applicable to the immediately preceding 5-year period, increased by 15 percent.

     8. Amendment. After Substantial Completion, Landlord and Tenant shall execute and deliver an amendment prepared by Landlord setting forth the date of Substantial Completion Date, the Rent Commencement Date, the Base Rent applicable for the Lease Term, and the exact square footage of the Base Building. Landlord and Tenant shall execute an amended and restated lease prepared by Landlord on the same terms as contained in this Lease and Addendum incorporating such calculations and omitting those construction provisions of this Lease and Addendum which are, at that time, no longer applicable; such amended and restated Lease shall indicate that construction was satisfactorily completed and the Initial Improvements accepted by Tenant.

                    ADDENDUM TO BUILD-TO-SUIT LEASE AGREEMENT
                    [RadiSys Phase 2 Facility, Hillsboro, OR]

                          TENANT'S RIGHT OF FIRST OFFER



     1. Grant of Right of First Offer. In the event Landlord intends to sell or to make the Premises available for purchase to unrelated third parties, Landlord shall give Tenant written notice of this intention and of the intended offering sale price of the Premises (the "Price Notice"). In the event Tenant desires to purchase the Premises at the offering sale price indicated by Landlord, Tenant shall give to Landlord a written notice of such desire (the "Interest Notice") within seven days of receipt of the Price Notice. If no Interest Notice is timely given by Tenant, then Tenant shall have no further rights under this Paragraph 1 unless Landlord decides to offer the Premises for sale at a price lower than 95 percent of the price set forth in the Price Notice, in which case a second Price Notice shall be given to Tenant and seven days afforded for Tenant to give an Interest Notice stating Tenant's desire to purchase the Premises at the new price. In the event an Interest Notice is timely given by Tenant, then Landlord and Tenant shall negotiate during the 10-day period following the giving of Tenant's Interest Notice in a good faith attempt to execute a definitive purchase and sale agreement whereby Landlord would sell to Tenant and Tenant would purchase from Landlord the Premises at the price stated in the Price Notice. However, neither party shall have any obligation to execute a purchase and sale agreement not acceptable to such party, in its sole and absolute discretion. In the event the parties fail to execute a mutually agreeable purchase and sale agreement within the 10-day period allowed, or in the event such a purchase and sale agreement is executed but is subsequently terminated without consummation of the sale, Tenant shall have no further rights under this Paragraph 1. In no event whatsoever shall Tenant have the right to assert any right to purchase the Premises once Landlord has executed a contract for the sale of the Premises to a third party as otherwise permitted under this Paragraph 1, even if the price under such contract, as the same may be amended, is less than the price stated in the applicable Price Notice or the price at which Landlord would otherwise have an obligation to give to Tenant a new Price Notice. Any price set forth in a Price Notice given to Tenant, and any transaction whereby the Premises is sold to Tenant, will be on the basis that Landlord shall pay no real estate commission on account of such sale to any broker representing Tenant. Landlord may offer the Premises to third parties at a price equal to or greater than the price set forth in the Price Notice, or at any price greater than 95 percent of the price set forth in the Price Notice.

     2. Limitation of Rights. Except for any second Price Notice under Paragraph 1, (a) the notification and negotiation rights allowed to Tenant pursuant to Paragraph 1 are allowed on a "one time" basis only, and (b) Landlord shall have no obligation to re-notify Tenant of any changes in its sales intentions or offering price, nor to re-notify Tenant of subsequent sales efforts if the Landlord does not sell the Premises following the first Price Notice.

     3. Exclusions. The rights of Tenant under this Right of First Offer are limited to notification and negotiation in anticipation of Landlord offering the Premises for purchase by unrelated third parties. There shall be no notification or negotiation rights of Tenant in any other case whatsoever, including but not limited to cases of (a) a conveyance by Landlord to an affiliated party and any conveyance in connection with a merger or other corporate transaction, (b) a conveyance by Landlord to a lender who then holds a lien on the Premises, (c) a conveyance in connection with a foreclosure sale, (d) a conveyance or taking in connection with a condemnation, (e) a conveyance which is part of a financing transaction (for example, a sale and master lease back), (f) a conveyance by any subsequent owner of the Premises other than the Landlord originally named herein, or (g) a sale or offering in which Landlord packages the Premises with one or more other properties owned by Landlord and/or any affiliate of Landlord for sale as a group, on the open market or otherwise, to one or more third parties. No transfer of any or all of the ownership interests in Landlord (for example, shares of stock) merger or other corporate reorganization shall be deemed a conveyance or sale of the Premises.

     4. Personal Nature of Rights. The rights granted pursuant to this Right of First Offer are personal to RadiSys Corporation and any RadiSys Affiliate succeeding to its interest as Tenant and may be exercised only during the Lease Term or any Extension Term.

     5. Estoppel Certificate. Tenant shall execute and deliver to Landlord, within ten days of request made from time to time, a certificate stating to the extent applicable (a) that Tenant has no further rights under this Right of First Offer and that the Lease is thereby amended by deleting the provisions of this Right of First Offer, or (b) those rights which Tenant still possesses under this Right of First Offer. In the event Tenant fails to execute and deliver such a certificate, then Landlord may issue such a certificate and the same shall be binding upon Tenant, except only to the extent of specific objections, if any, made by Tenant in a written notice delivered to Landlord within five days of delivery to Tenant of such a certificate issued by Landlord.

     6. Sale Terms. Once Landlord has delivered a notice to Tenant of an intended offering of the Premises and Tenant's rights with respect to such offering have ended (from failure to deliver a notice of interest within seven days, from failure to execute a purchase and sale agreement within 10 days, or from failure to consummate a sale on the terms set forth in the purchase and sale agreement), Landlord shall be free to market the Premises and to sell the same without challenge by Tenant as to any defect in the notice or negotiations. It is intended that Landlord and any third party whomsoever shall be conclusively entitled to rely upon the lapse of the rights granted under this Right of First Offer and that Tenant shall have no claim or right to assert that any lower price or different terms than those communicated to Tenant give rise to an additional right of Tenant to pursue a purchase of the Premises. Landlord shall have the right to market and sell the Premises on any terms desired, from time to time, after complying with the notice and negotiation requirements of Paragraph 1 above.

     7. Tenant Default. Tenant shall not be entitled to notification or to exercise its rights hereunder at any time an Event of Default exists.

                    ADDENDUM TO BUILD-TO-SUIT LEASE AGREEMENT
                    [RadiSys Phase 2 Facility, Hillsboro, OR]

                      LANDLORD'S RIGHT OF FIRST NEGOTIATION



     1. Grant of Right of First Negotiation. In the event Tenant intends to sell or to make the land described in Exhibit 1 ("Phase 3 Land") or Exhibit 2 ("Phase 4 Land") available for purchase to unrelated third parties, Tenant shall give Landlord written notice of this intention (the "Notice"). In the event Landlord desires negotiate for the purchase of either the Phase 3 Land or the Phase 4 Land, as designed in the Notice, Landlord shall give to Tenant a written notice of such desire (the "Interest Notice") within seven days of receipt of the Notice. If no Interest Notice is timely given by Landlord, then Landlord shall have no further rights under this Paragraph 1. In the event an Interest Notice is timely given by Landlord, then Tenant and Landlord shall negotiate during the 10-day period following the giving of the Interest Notice in a good faith attempt to execute a definitive purchase and sale agreement whereby Tenant would sell to Landlord and Landlord would purchase from Tenant the applicable land. However, neither party shall have any obligation to execute a purchase and sale agreement, not acceptable to such party, in its sole and absolute discretion. In the event the parties fail to execute a mutually agreeable purchase and sale agreement within the 10-day period allowed, or in the event such a purchase and sale agreement is executed but is subsequently terminated without consummation of the sale, Landlord shall have no further rights under this Paragraph 1. In no event whatsoever shall Landlord have the right to assert any right to purchase the applicable land once Tenant has executed a contract for the sale of the applicable land to a third party as otherwise permitted under this Paragraph 1. Any transaction whereby the applicable land is sold to Landlord will be on the basis that Tenant shall pay no real estate commission on account of such sale to any broker representing Landlord.

     2. Limitation of Rights. (a) The notification and negotiation rights allowed to Landlord pursuant to Paragraph 1 are allowed on a "one time" basis only, and (b) Tenant shall have no obligation to re-notify Landlord of any changes in its sales intentions, nor to re-notify Landlord of subsequent sales efforts if the Tenant does not sell the applicable land following the Notice; provided that Tenant in good faith intended to sell the land.

     3. Exclusions. The rights of Landlord under this Right of First Negotiation are limited to notification and negotiation in anticipation of Tenant offering the applicable land for purchase by unrelated third parties. There shall be no notification or negotiation rights of Landlord in any other case whatsoever, including but not limited to cases of (a) a conveyance to any party, including an unrelated third party, in connection with the development of the applicable land into a facility to be occupied by Tenant or an affiliate of Tenant, (b) a conveyance by Tenant to an affiliated party and any conveyance in connection with a merger or other corporate transaction, (c) a conveyance by Tenant to a lender who then holds a lien on the applicable Land, (d) a conveyance in connection with a foreclosure sale, (e) a conveyance or taking in connection with a condemnation, (f) a conveyance which is part of a financing transaction (for example, a sale and master lease back), and (g) a conveyance by any subsequent owner of the applicable Land other than RadiSys Corporation or RadiSys Affiliate. No transfer of any or all of the ownership interests in Tenant (for example, shares of stock) merger or other corporate reorganization shall be deemed a conveyance or sale of the applicable land.

     4. Estoppel Certificate. Landlord shall execute and deliver to Tenant, within ten days of request made from time to time, a certificate stating to the extent applicable (a) that Landlord has no further rights under this Right of First Negotiation and that the Lease is thereby amended by deleting the provisions of this Right of First Negotiation, or (b) those rights which Landlord still possesses under this Right of First Negotiation. In the event Landlord fails to execute and deliver such a certificate, then Tenant may issue such a certificate and the same shall be binding upon Landlord, except only to the extent of specific objections, if any, made by Landlord in a written notice delivered to Tenant within five days of delivery to Landlord of such a certificate issued by Tenant.

     5. Sale Terms. Once Tenant has delivered a notice to Landlord of an intended offering of the applicable land and Landlord's rights with respect to such offering have ended (from failure to deliver a notice of interest within seven days, from failure to execute a purchase and sale agreement within 10 days, or from failure to consummate a sale on the terms set forth in the purchase and sale agreement), Tenant shall be free to market the applicable land and to sell the same without challenge by Landlord as to any defect in the notice or negotiations. It is intended that Tenant and any third party whomsoever shall be conclusively entitled to rely upon the lapse of the rights granted under this Right of First Negotiation and that Landlord shall have no claim or right to pursue a purchase of the applicable land. Tenant shall have the right to market and sell the applicable Land on any terms desired, from time to time, after complying with the notice and negotiation requirements of Paragraph 1 above.

     6. Landlord Default. Landlord shall not be entitled to notification or to exercise its rights hereunder at any time that Landlord is in default under this Lease after applicable notice and cure, if any, provided in this Lease.

     7. Applies to Each Phase. The rights hereunder apply separately to each of the Phase 3 Land and the Phase 4 Land and to any portion or combination of such lands that are to be sold or conveyed.

                                                                       EXHIBIT 1


                       Legal Description - RadiSys Phase 3
                       -----------------------------------


Lot 10, "Dawson Creek Corporate Park No. 2", a Plat of Record in the Northwest Quarter of Section 27, and the Northeast Quarter of Section 28, Township 1 North, Range 2 West, W.M., City of Hillsboro, Washington County, Oregon, as adjusted by lot line adjustment recorded as document no. 96009276.

Together with that certain Common Access Drive and Utility Easement for ingress and egress as set forth in the recorded Plat of Dawson Creek Corporate Park No. 2, and the Amendments to the Common Access Drive Easement recorded January 31, 1996, Recorder's Fee No. 96009274 and Recorder's Fee No. 96009275, Deed Records of Washington County, Oregon.

                                                                       EXHIBIT 2


                       Legal Description - RadiSys Phase 4


Parcel 1, Partition Plat Number 1996-021, a Plat of Record in the Northeast Quarter of Section 28, Township 1 North, Range 2 West, Willamette Meridian, City of Hillsboro, Washington County, Oregon, but excluding the portion of such Parcel 1 described as follows:

          BEGINNING at the Southeast corner of said Parcel 1 and running thence along the East boundary thereof 80.44 feet along the arc of a 1300.00 foot radius curve to the left (the long chord of which bears North 00(Degree)55'03" West
          80.43 feet); thence leaving said East boundary North 90(Degree)00'00" West 359.90 feet; thence South 47(Degree)43'17" West 50.57 feet to a point on the West boundary of said Parcel 1; thence along the boundary of said Parcel 1 70.68 feet along the arc of a 104.01 foot radius nontangent curve to the right (the long chord of which bears South 13(Degree)00'07" East 69.33 feet) and North 86(Degree)50'23" East 383.59 feet to the point of beginning.


Together with that certain Common Access Drive and Utility Easement for ingress and egress as set forth in the recorded Plat of Dawson Creek Corporate Park No. 2, and the Amendments to the Common Access Drive Easement recorded January 31, 1996, Recorder's Fee No. 96009274 and Recorder's Fee No. 96009275, Deed Records of Washington County, Oregon.